Exhibit 99.1

C.H. ROBINSON WORLDWIDE DECLARES QUARTERLY CASH DIVIDEND

MINNEAPOLIS—(BUSINESS WIRE)—Aug. 18, 2005—C.H. Robinson Worldwide, Inc. (“C.H. Robinson”) (Nasdaq:CHRW) announced today that its Board of Directors has declared a regular quarterly cash dividend of 15 cents ($0.15) per share, payable on October 3, 2005, to shareholders of record on September 9, 2005.

C.H. Robinson has distributed regular dividends for more than twenty years. As of August 18, 2005, there were approximately 84,538,000 shares outstanding.

Founded in 1905, C.H. Robinson Worldwide, Inc., is a global provider of multimodal transportation services and logistics solutions, serving over 18,000 customers through a network of 178 offices in North America, South America, Europe, and Asia. C.H. Robinson is one of the largest third-party logistics companies in North America, with 2004 gross revenues of $4.3 billion. For more information about our company, visit our Web site at www.chrobinson.com.

CONTACT: C.H. Robinson Worldwide, Inc., Eden Prairie

Investor Relations:

Angie Freeman, 952-937-7847

SOURCE: C.H. Robinson Worldwide, Inc.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding C.H. Robinson Worldwide Inc’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.

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